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                                                                    EXHIBIT 11.1



                                KERAVISION, INC.
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                               YEAR ENDED DECEMBER 31,
                                             1996        1995       1994
                                           ------------------------------
Net Loss................................   $(12,879)   $(7,106)   $(6,097)
                                           ==============================


Historical Net Loss per Share:
-----------------------------
Shares used in computation of net loss
 per share:
 Weighted average common shares
  outstanding...........................     12,342      6,829      1,467
 Shares related to Staff Accounting
  Bulletins Nos. 55, 64 and 83:
   Stock option grants..................         --         49         84
   Issuances of common stock............         --          1      1,474
                                           ------------------------------
                                             12,342      6,879      3,025
                                           ==============================
Historical net loss per share...........   $  (1.04)   $ (1.03)   $ (2.02)
                                           ==============================

Pro forma Net Loss per Share:
----------------------------
Shares used in computation of
 proforma net loss per share:
   Historical weighted average common
    shares per above...................                  6,879      3,025

   Assumed conversion of convertible
    preferred stock as of beginning
     of year...........................                  3,085      5,263

                                           -------------------------------

                                                         9,964      8,288
                                           ==============================
Pro forma net loss per share.........                  $ (0.71)   $ (0.74)
                                           ==============================